UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

February 7, 2017
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
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(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
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(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On February 7, 2017, Richard M. Thomas, director, capital markets for Atmos Energy, was appointed by the Board of Directors as vice president and controller, effective February 8, 2017. Mr. Thomas, 36, joined Atmos Energy in June 2013. Before joining the company, he served as assistant controller for Tuesday Morning Corporation from November 2012 to June 2013. Additionally, Mr. Thomas was a senior manager with Ernst & Young, LLP in the firm’s audit and business advisory services group at the time he left the firm in November 2012, where he began his career upon graduation from Texas A&M University in June 2003. Although Atmos Energy is not a party to any employment agreement with Mr. Thomas, he will be eligible to participate in all applicable incentive, benefit, change in control and other executive compensation plans offered by the company to its corporate officers. Mr. Thomas has not received any grant or award under any company plan, contract or arrangement in connection with his appointment.

(b)
On February 8, 2017, following the conclusion of the company's 2017 annual meeting of shareholders, Thomas C. Meredith retired from the company's board of directors in accordance with the board's mandatory retirement policy. Dr. Meredith has served the company as a board member since 1995. In connection with Dr. Meredith's retirement from the board, he also simultaneously retired as chair of the Work Session/Annual Meeting Committee and a member of the Executive, Human Resources, and Nominating and Corporate Governance Committees of the board. A copy of the news release announcing the retirement of Dr. Meredith from the board is filed herewith as Exhibit 99.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the company’s 2017 annual meeting of shareholders on February 8, 2017, of the 105,094,734 total shares of common stock outstanding and entitled to vote, a total of 95,306,389 shares were represented, constituting a 90.7% quorum.  The final results for each of the matters submitted to a vote of our shareholders at the annual meeting are as follows:

Proposal No. 1:   All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2018 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Best	80,126,881	587,177	119,569	14,472,762
Kim R. Cocklin	80,312,015	382,726	138,886	14,472,762
Kelly H. Compton	80,356,062	338,175	139,390	14,472,762
Richard W. Douglas	80,389,609	312,775	131,243	14,472,762
Ruben E. Esquivel	80,331,227	361,893	140,507	14,472,762
Rafael G. Garza	80,426,010	272,326	135,291	14,472,762
Richard K. Gordon	79,967,570	731,624	134,433	14,472,762
Robert C. Grable	80,441,672	260,038	131,917	14,472,762
Michael E. Haefner	80,199,833	488,002	145,792	14,472,762
Nancy K. Quinn	80,122,728	583,935	126,964	14,472,762
Richard A. Sampson	80,444,150	253,323	136,154	14,472,762
Stephen R. Springer	80,290,955	411,113	131,559	14,472,762
Richard Ware II	71,717,290	8,983,684	132,653	14,472,762

Proposal No. 2:  The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2017 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
94,258,010	875,528	172,851	-0-

Proposal No. 3:  Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2016, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
76,005,137	4,007,631	820,859	14,472,762

Item 8.01.    Other Events.

On February 8, 2017, the independent directors of the company’s board designated director Richard K. Gordon, chair of the Human Resources Committee, as Lead Director.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated February 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 10, 2017	By: /s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated February 9, 2017

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